Exhibit 23.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486

PO Box 4078, Woodbridge, CT 06525	Email: kruancpa@gmail.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Luduson G Inc. (Formerly Baja Custom Design, Inc.) of our report dated April 14, 2020, with respect to the financial statements of Luduson G Inc. included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission on April 21, 2020.

/s/  Kenne Ruan, CPA, P.C.

September 8, 2020